UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 11, 2008
Williams Pipeline Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33917	26-0834035

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172

(Address of principal executive offices)	(Zip Code)
(918) 573-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On February 11, 2008, Mr. Emmitt C. House was appointed to serve as a director of Williams Pipeline GP LLC (the “General Partner”), the General Partner of Williams Pipeline Partners L.P. (the “Partnership”), effective immediately. Mr. House was also named to the conflicts committee and the audit committee of the board of directors of the General Partner.
     There is no arrangement or understanding between Mr. House and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. House and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure
     On February 11, 2008, the Partnership issued a press release announcing the appointment of Mr. House. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release dated February 11, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 13, 2008

WILLIAMS PIPELINE PARTNERS L.P.
By:	Williams Pipeline GP LLC, its General Partner

	By:	/s/Brian K. Shore
Brian K. Shore,
Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated February 11, 2008